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                                                                  EXHIBIT 3.24.1

                         LIMITED PARTNERSHIP AGREEMENT

             Little Rock Lodging Associates I, Limited Partnership

      Little Rock Lodging Associates, Inc., an Arkansas corporation (the "General Partner"), and each of the persons named in the Signature pages or Exhibit "A" attached hereto (collectively as the "Limited Partners"), desiring to form a limited partnership pursuant to the provisions of the Georgia Revised Uniform Limited Partnership Act (the "Act") do, for that purpose, hereby enter into this Limited Partnership Agreement ("Agreement") as of the 18 day of October, 1996 (the "Closing Date").

                                   ARTICLE I

                 FORMATION, CERTIFICATE OF LIMITED PARTNERSHIP,
                                   NAME, ETC.

      Section 1.1 Formation: The parties hereto do hereby enter into and form a limited partnership pursuant to Sections 14-9-100 to 14-9-1204 of the Official Code of Georgia Annotated ("O.C.G.A."), and under the laws of the State of Georgia (the "Partnership"), on the terms and conditions hereinafter set forth.

      Section 1.2 Certificate: The General Partner has executed a Certificate of Limited Partnership and filed it with the Secretary of State of Georgia on August 29, 1996.

      Section 1.3 Name: The name of the Partnership shall be "Little Rock Lodging Associates I, Limited Partnership" a Georgia limited partnership.

      Section 1.4 Registered and Principal Office. The registered office and principal place of business of the Partnership shall be at 3399 Peachtree Road, N.E., Suite #1220, Atlanta, Georgia 30326, but substitute or additional places of business may be established at such other locations as may, torn time to time, be determined by the General Partner. The General Partner shall promptly give notice to the other Partners of any change in the principal office or place of business.

      Section 1.5 Name and Address or Place of Residence of General Partner and Registered Agent:

            (a) The name and address of the General Partner of the Partnership is as follows:

                  Little Rock Lodging Associates, Inc.
                  3399 Peachtree Road, N.E.
                  Suite #1220
                  Atlanta, Georgia 30326

            (b) The name and place of legal residence of each of the Limited Partners are set forth in Exhibit "A" attached hereto and made a part hereof. The Limited Partners, who are so identified on the date hereof, are hereby admitted as Limited Partners. Any change in interests shall be reflected in an amendment to Exhibit "A". All references in this Agreement to Exhibit "A" mean Exhibit "A" as in effect at the relevant time, including any amendments thereto.

            (c) The registered agent for service of process shall be the General Partner.

      Section 1.6 Term: The Partnership became effective upon the execution of the Certificate and the accomplishment of all filings required for limited partnerships under the laws of the Stare of Georgia, and shall terminate on October 1, 2020, unless the Partnership is sooner dissolved in accordance with other provisions of this Agreement.

      Section 1.7 Purpose: The sole purpose of the Partnership is: (i) to acquire and conduct the "Project", as hereinafter defined; (ii) to operate, manage, improve, lease or sell (in whole or in part) the Project; and (iii) for
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all such other purposes as may be necessary or appropriate in furtherance of the purposes identified in items (i) and (ii) above, and as permitted under Georgia law.

      Section 1.8 Authority: In order to carry our its purpose, the Partnership is authorized, subject to other provisions of this Agreement, to do any and all acts and things necessary, advisable or incidental to or convenient for the furtherance and accomplishment of its purpose, and for the protection and benefit of the Partnership, including, but not limited to, the following:

            (a) To acquire, own, maintain, operate and lease the Project or sell all or any part thereof;

            (b) To borrow money and issue evidence of indebtedness in furtherance of the Partnership business and secure any such indebtedness by mortgage, pledge, or lien on the Project;

            (c) To operate and maintain the Project including entering into agreements with managing agents for the management of the Project;

            (d) To negotiate for and conclude agreements for the sale, exchange, lease, or other disposition of all or substantially all of the property of the Partnership or for the refinancing of any mortgage loan on the property of the Partnership;

            (e) To prepay, in whole or in part, refinance, recast, increase, modify or extend any mortgage, and in connection therewith to execute any extensions, renewals or modifications thereof.

            (f) To enter into any other kind of activity and to, perform and carry out contracts of any kind, including contracts with Affiliates, necessary to, or in conjunction with or incidental to, the accomplishment of the business and purposes of the Partnership.

            (g) Specifically, the Partnership may enter into a management agreement with Impac Hotel Group, Inc., a hotel management concern and an Affiliate of the General Partner, and, pursuant to which, the Partnership will pay fees at the rate of 3% of the monthly gross hotel revenues (as defined in the management agreement) so long as the management agreement is in effect.

            (h) Specifically, the Partnership may enter into a construction management and development agreement with Impac Hotel Development, Inc. and Impac Design and Construction, Inc., affiliates of the General Partner. As part of the consideration for the total fee of $428,653, the entities will fund the fees related to the applications for a Residence Inn by Marriott franchise, and shall only be reimbursed those costs if the project is purchased and Residence Inn franchise is granted.

            (i) To enter into an indemnification agreement with Robert Cole, Charles Cole and Robert Flanders each of whom and all of whom are or may be Affiliates, if any or all of them are required to guarantee the warranties and representations made by the Partnership to any Lender.

      Section 1.9 Books and Records: The General Partner shall maintain at the Partnership's principal office the following records: (a) a current alphabetical and separate listing of all general and limited partners of the Partnership, including their full names and last known business addresses; (2) copies of the Partnership's certificate of limited partnership and any amendments thereto; (3) copies of the Partnership's four most recent years, federal, state and local income tax returns; and (4) copies of the current written Partnership Agreement, any merger agreement in which the Partnership is the surviving partnership, and financial statement for the Partnership's four most recent Fiscal years. The Partnership's Partners may inspect and copy, at the Partner's expense, these records at the Partnership's principal office during normal business hours.


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                                   ARTICLE II

                              CERTAIN DEFINITIONS

      "Affiliate" means with respect to a specified person who, directly or indirectly through one or more intermediates, controls, or is controlled by or is under common control with the person specified.

      "Agreement" means this Limited Partnership Agreement, as the same may be amended from time to time.

      "Capital Account" means, in respect to any Partner, the Capital Contribution of such Partner as set forth in this Agreement, adjusted as set forth in Article III hereunder. The Capital Account of the Partnership shall be the sum of the Capital Accounts of all Partners.

      "Capital Cash Flow" shall mean the proceeds received by the Partnership from (i) any sale or other disposition of all or any substantial part of the Project; (ii) any damage recoveries or insurance recoveries not used for repair or restoration; (iii) any condemnation proceeds for the taking of all or part of the Project not used for repair or restoration; (iv) any refinancing of the Partnership Mortgages less any expenses incurred in connection with the receipt or collection of any such proceeds, not applied or set aside for the reduction of Partnership liabilities or the repair, restoration or improvement of the Project.

      "Capital Contribution" means, in respect to any Partner, the total amount of money or fair market value of property contributed or agreed to be contributed to the Partnership by such Partner as shown in Exhibit "A" and shall include any additional Capital Contribution and Excess Capital Contribution, if any, made pursuant to Section 3.8.

      "Capital Item" shall mean (i) sale of all or part of the Project, (ii) any insurance payments or damage recoveries paid to the Partnership in respect of the Project not used for repair or restoration, (iii) any condemnation proceeds paid to the Partnership for the taking of all or part of the Project not used for repair or restoration, (iv) any proceeds derived from any refinancing of the Partnership's Mortgages less any expenses incurred in connection with the receipt or collection of any such proceeds, not applied or set aside for the reduction of Partnership liabilities or the repair, restoration or improvement of the Project.

      "Certificate" means the Certificate of Limited Partnership of the Partnership, as duly flied, and as amended from time to time as herein required, in accordance with the laws of the State of Georgia.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent laws.

      "Fiscal Year" means the calendar year.

      "General Partner" means Little Rock Lodging Associates, Inc., a Texas corporation, and any substituted or additional General Partner a provided herein.

      "General Partner Interest" means that percent of the total interest in capital and profits of the Partnership owned by the General Partner, subject to adjustment as provided in Section 3.8 hereof.

      "Involuntary Withdrawal" or "Involuntary Withdrawals" means the death, incompetency or bankruptcy of the General Partner. For purposes of this definition, bankruptcy of the General Partner shall be deemed to occur when such General Partner files a petition in bankruptcy or voluntarily takes advantage of any bankruptcy or insolvency laws, or is adjudicated a bankrupt, or a petition or answer is filed proposing the adjudication of such General Partner as a bankrupt and such General Partner consents to the filing thereof.

      "Limited Partnership Interest" means that percent of the total interest in capital and profits of the Partnership owned by a Limited Partner, subject to adjustment as provided in Section 3.8 hereof.


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      "Limited Partnership Offering" shall mean the offer to sell one hundred
(100) units of Limited Partnership Interests pursuant to the Private Placement Memorandum of the Partnership of which the General Partner will obtain one (1) Unit.

      "Lender" means a national banking association, state banking corporation or any other commercial lending institution selected by the General Partner.

      "Limited Partners" means the persons executing this Agreement as Limited Partners and any persons subsequently admitted to the Partnership as substituted or additional Limited Partners.

      "Limited Partners' Capital" means the sum of the Capital Contributions of the Limited Partners.

      "Nonrecourse Debt" means a Partnership liability with respect to which none of the Partners has any personal liability as determined under Treasury Regulation 1.752-1.

      "Operating Cash Flow" shall mean the excess of cash revenue from operation of the Project over (i) cash disbursements for costs, expenses, obligations and liabilities of the Partnership, including debt service, without deduction for depreciation; (ii) a Replacement Reserve Account; and (iii) a reasonable allowance for other cash reserves for costs or expenses incident to the ownership or operation of the Project, as determined by the General Partner. Operating Cash Flow shall not include Capital Cash Flow.

      "Partners" means, collectively, the General Partner and the Limited Partners, and, individually, any one of the General Partner and Limited Partners.

      "Partnership" means the Limited Partnership formed pursuant to this Agreement and the Certificate.

      "Partnership Interests" means collectively the General Partnership Interests and the Limited Partnership Interests.

      "Partnership Mortgages" means any mortgage or security agreement executed by the Partnership securing a note made by the Partnership and encumbering the Project, or any part thereof, as such mortgages may be amended or supplemented from time to time as therein provided.

      "Partnership Notes" means any promissory notes secured by the Partnership Mortgages, as such notes may be amended from time to time as therein provided.

      "Partnership Term" means the period of time between the date the Partnership becomes effective and the date it ceases to be effective.

      "Percentage of Partnership Interest" of a Partner means the particular Partner's Percentage of Interest in the Partnership as set forth opposite the Partner's name in Exhibit "A" attached hereto, subject to adjustment as provided in Section 3.8 hereof.

      "Person" means any individual, partnership, corporation, trust, or other entity.

      "Profits and Losses" means the profits and losses of the Partnership for federal income tax purposes for each Fiscal Year determined in accordance with the accounting method followed by the Partnership for such purposes, including, without limitation, each item of Partnership income, gain, loss, deduction (including nonrecourse deductions as defined in Treasury Regulation 1.704-2) or credit.

      "Project" means a hotel, meeting rooms, structures and public spaces, to be known as "Residence Inn-Little Rock," including all fixtures, furniture, equipment and personal property located therein or thereon, together with the real property located in Irving, Texas.


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      "Representative" means the executor, administrator, guardian, trustee, or other personal representative of a Partner.

      "Replacement Reserve Account" shall mean a cash reserve account up to four (4%) percent per year of the total such revenues of the Partnership (excluding Capital Cash Flow) for the purpose of funding the repair, restoration or replacement of furniture, fixtures and equipment of the Project or as that Replacement Reserve Account is adjusted by General Partner as required by Lender.

      "Substituted Limited Partner" means any person admitted to the Partnership as a Limited Partner pursuant to Article XI.

      "Transfer" means any sale, assignment, gift, pledge or other disposition, whether voluntary or by operation of law, of an Interest.

      "Voluntary Withdrawal" or "Voluntary Withdrawls" means the resignation or withdrawal of a General Partner other than an Involuntary Withdrawal.

      Defined terms used in this Agreement and not set forth in this Article II shall have the meanings set forth elsewhere in this Agreement, and all of such defined terms, wherever set forth, shall be equally applicable to both the singular and plural forms of the terms defined.

                                  ARTICLE III

                        CAPITAL CONTRIBUTIONS; ACCOUNTS

      Section 3.1 Contributions of the Partners:

            (a) General Partner: The General Partner's initial contribution to the capital of the Partnership is set forth in Exhibit "A"; provided, however, the General Partner shall be obligated to contribute an amount which is not less than one percent (1%) of the aggregate capital contributions of all Partners in the Partnership at any time. In consideration of exposing its assets to the liabilities incurred by the Partnership and undertaking other obligations as set forth herein, the General Partner shall receive the interest in the Partnership allocated to it in Section 5.6(b).

            (b) Limited Partners: (i) Each Limited Partner shall in accordance with the amounts set forth opposite his name on Exhibit "A" hereto, pay his Capital Contribution subject to the conditions hereinafter set forth in Section
3.4 below. Each such person shall become a Limited Partner in the Partnership, effective as of the date the General Partner accepts subscription of all or part of the Limited Partner's subscribed Units.

            (c) Partnership Interest: The General Partner's Partnership Interest and each Limited Partner's Partnership Interest, as set forth in Exhibit "A", shall represent his interest in the Partnership (subject to adjustment pursuant to Section 3.8) and shall represent his proportionate interest in the Partnership's business, property, assets, capital, profits and losses, subject to all of the provisions of this Agreement.

            Section 3.2 Capital Accounts: A Capital Account shall be maintained for each Partner. Capital Accounts shall be increased by:

            (a) The amount of money and the fair market value of property contributed by the Partner (net of liabilities that the Partnership assumes or takes subject to under Section 752 of the Code).

            (b) The amount of any Partnership income and gain allocated to the Partner.

      Capital Accounts shall be decreased by:


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            (c) The amount of money and the fair market value of property distributed to the Partner by the Partnership (net of any liabilities that the member assumes or takes subject to under Section 752 of the Code).

            (d) Allocations to the Partner of Partnership expenditures that are not deductible in computing the Partnership's taxable income and that are not capital expenditures.

            (e) Allocations to the Partner of Partnership loss, credit and deduction.

      Section 3.3 Compliance with Treasury Regulation 1.704-1(b)(2)(iv). The manner in which Capital Accounts are to be maintained pursuant to this Agreement are intended to comply with the requirements of Treasury Regulation 1.704-1(b)(2)(iv) and shall be interpreted and applied in a manner consistent with such regulation throughout the full term of this Agreement. The following special allocations shall be made in the following order:

            (a) Minimum Gain Chargeback. If there is a net decrease in Partnership minimum gain during the year, each Partner shall be specially allocated items of Partnership income and gain for the year (and, if applicable, subsequent years) equal to such Partner's share of the net decrease in Partnership minimum gain. This allocation shall be defined, interpreted and determined in accordance with applicable Treasury Regulations.

            (b) Partner Minimum Gain Chargeback. If there is net decrease in Partner minimum gain attributable to a Partner non-recourse debt during the year, each Partner with a share of the Partner minimum gain shall be specially allocated items of Partnership income and gain for the year equal to such Partner's share of the decrease in Partner minimum gain attributable to such Partner. This allocation shall be defined, interpreted, and determined in accordance with applicable Treasury Regulations.

            (c) Qualified Income Off-Set. If a Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(a)(4)-(6), items of Partnership income and gain shall be specially allocated to each Partner in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations, the negative Capital Account balance of such Partner as quickly a possible. This allocation shall be made only if a Partner would have a negative Capital Account balance after all other allocations in this Article III are made.

      Section 3.4 Limited Liability of Limited Partners: No Limited Partner shall be liable for any of the losses, debts, liabilities, or obligations of the Partnership or be required (except as provided in Section 3.8 hereof) to contribute any capital beyond his required Capital Contribution or to lend any funds to the Partnership except that a Limited Partner may be required by law pursuant to the Act to return any or all of that portion of his Capital Contribution which has been distributed to him.

      Section 3.5 Withdrawal of Capital: Prior to the dissolution and liquidation of the Partnership, no Limited Partner shall be entitled, without the consent of the General Partner, to withdraw any part of his Capital Contribution, except that distributions made in accordance with Article IV may represent in whole or in part a return of capital.

      Section 3.6 No Priority Among Limited Partners: No Limited Partner has any priority over any other Limited Partner as to the return of his Capital Contribution or as to allocation of profits and losses or distribution of cash.

      Section 3.7 General Provisions: Loans by any Partner shall not be considered contributions to the Partnership Capital. A Partner shall not be entitled to withdraw any part of his Capital Contribution or to receive any distribution from the Partnership, except as provided in Article IV and Article
XIII. A Partner shall not be entitled to make any additional Capital Contributions to the Partnership other than the Capital Contributions required or permitted to be made by such Partner under this Agreement. No interest shall be paid on any capital contributed to the Partnership.


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      Section 3.8 Additions to Partnership Capital: The General Partner may from time to time determine that additional Partnership capital is required in order to improve or to continue the ownership and operation of the Project. Upon such a determination, additional funds may be obtained at the option of the General Partner, in its sole discretion, by additional partnership financing in the following manner from the following sources, without any authorization from the Limited Partners, and such sources may be utilized as necessary, in any order or priority by borrowing from:

                              (A) commercial banks;

                              (B) other prime lenders;

                              (C) General Partner;

                              (D) Limited Partners; or

                              (E) lenders other than prime lenders (including
loans secured by secondary financing against the Partnership property).

      In the event that the General Partner, in its sole discretion, determines that the most desirable source for additional Partnership capital is Additional Capital Contributions from the Partners, the General Partner shall advise all of the Partners by notice of (a) the aggregate amount of additional Capital Contributions required, (b) each Partner's pro-rata share thereof based upon each Partner's percentage interest, and (c) the date on which such Additional Capital Contributions are required, which date shall not be earlier than 15 days following the date of such notice. Each Partner shall have the right and option to make Additional Capital Contributions to the Partnership in the amount of the Partner's pro-rata share (based on the Partner's percentage interest) of such Additional Capital Contributions on or before the date provided for in such notice. If and to the extent that any of the Partners fails to contribute his pro-rata share of such Additional Capital Contributions, the General Partner may (but shall not be required to) make Capital Contributions in excess of the General Partner's pro-rata share of the Additional Capital Contributions (herein referred to as "Excess Capital Contributions") in order to provide wholly or partly for the aggregate Additional Capital Contributions required by the Partnership. The decision of the General Partner to make an Excess Capital Contribution on behalf of any one Partner shall not obligate the General Partner to make similar Excess Capital Contributions on behalf of any other Partner who shall have failed to make an Additional Capital Contribution. In the event any Partner fails to make an Additional Capital Contribution (whether or not the General Partner elects to make an Excess Capital Contribution), then the percentage interests of all Partners shall be automatically recalculated so that the percentage interests of each Partner is pro-rata in accordance with the Partner's total Capital Contributions. In the event of an adjustment in percentage interests, Exhibit "A" shall be deemed automatically amended for all purposes of this Agreement to reflect such modification of percentage interests.

      Section 3.9 No Rights in Third Parties: The provisions of this Agreement are for the benefit of the Partnership and the Partners, and are not intended to be for the benefit of any person to whom any debts, liabilities or obligations are owed by, or who otherwise has any claim against, the Partnership or any Partner, and no creditor or other person shall obtain any rights under such provisions or solely by reason of such provisions.

                                   ARTICLE IV

                ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

      Section 4.1 Profit and Losses:

            (a) The Profits and Losses of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of, the end of such year.


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            (b) All Profits and Losses, other than those arising from a sale or other disposition of all or any portion of the Project, shall be allocated to the General Partner and to the Limited Partners in accordance with each Partner's Percentage of Partnership Interest.

      Section 4.2 Distributions of Operating Cash Flow: At the discretion of the General Partner, the Operating Cash Flow of the Partnership shall be distributed among the Partners. All distributions of Operating Cash Flow shall be distributed to the Partners, pro-rata, in proportion to the Partner's Percentage of Interest.

      Section 4.3 Distributions of Capital Cash Flow: Distributions of Capital Cash Flow shall be made as follows:

            (i) First, to the Partners until such time as each Partner shall have received distributions of Capital Cash Flow sufficient to reduce his Capital Account to zero:

            (ii) Then, on a pro rata basis, to the Partners in proportion to the Partner's Percentage of Interest.

      Section 4.4 Restrictions with Respect to Distributions: The General Partner shall make the distributions required or permitted by this Article IV, subject to the following limitations, restrictions and conditions:

            (a) At the time of any distribution, the Partnership must have available to it unencumbered cash funds sufficient for such distribution after taking into account (except in the case of liquidation of the Partnership) the amounts which should be set aside to provide for the Replacement Reserve Account or other reasonable reserves for the continuing conduct of the business of the Partnership and for normal working capital.

            (b) No distribution shall be made by the Partnership if immediately after such distribution the Partnership assets do not exceed all liabilities of the Partnership, exclusive of liabilities to the Partners on account of their Capital Contributions and liabilities to any General Partner and liabilities resulting from Partnership Mortgages and Partnership Notes. For purposes of this subparagraph all assets shall be valued at market value.

            (c) Distributions shall not be required to be made more frequently than quarterly during each year, but at least annually (within 2 months following the end of each such year).

      Section 4.5 No Interest on Distributions: If any Partner shall not withdraw the whole or any part of his share of the Operating Cash Flow upon distribution, such Partner shall not be entitled to receive any interest thereon; nor shall any such sum(s) thus undrawn be deemed an increase in such Partner's share of the capital of the Partnership without the express written consent of all other Partners.

      Section 4.6 Allocations Among Partners:

            (a) Whenever a proportionate part of the Partnership Profit or Loss is credited or charged to a Partner's account, every item of income, gain, loss, deduction or credit entering into the computation of such Profit or Loss, or applicable to the period during which such Profit or Loss is realized, shall be considered credited or charged, the case may be, to such account in the same proportion. As between a Limited Partner and his transferee, unless otherwise agreed by them, Profits and Losses for any Fiscal Year shall be allocated on a daily basis, and the transferee shall be allocated Profits and Losses with respect to the period commencing with the day of transfer.

            (b) Distributions to General Partner or Limited Partners pursuant to Sections 4.2 and 4.3 shall be shared by such Partners in proportion to their respective General Partners' Percentage or Limited Partners' Percentage and made as such percentages shall appear of record on the Partnership's books maintained by the General Partner at the time of the distribution. The General Partner and the Partnership shall incur no liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the General Partner or the Partnership has knowledge or notice of any transfer of ownership of any Interests.


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      Section 4.7 Minimum Allocations to General Partner. Notwithstanding
anything to the contrary in this Article 4, if at any time the allocation provisions of this Agreement do not result in the General Partner being allocated at least 1% of all of the Partnership's items of income, gain, loss, deduction or credit, then this Section shall become operative and cause the General Partner to be allocated pro rata so much more of each of those items as will cause it to be allocated at all times 1% of those items.

                                   ARTICLE V

                  RIGHTS, POWERS AND DUTIES OF General Partner

      Section 5.1 Rights and Powers of General Partner: Except as may be expressly limited by the provisions of this Agreement, the General Partner shall have complete authority over and exclusive control and management of the business and affairs of the Partnership and shall devote such time to the Partnership as may be reasonably required for the achievement of its purposes. If not otherwise specifically stated, and except as specifically authorized in
Section 1.7, the references to action by the General Partner or by the Partnership shall mean only action as provided in this Section 5.1. In connection with the management of the business and affairs of the Partnership, the General Partner may employ on behalf of the Partnership any other persons to perform services for the Partnership, including persons employed by, affiliated with, or related to any Partner. The General Partner, in its sole discretion, shall have the fullest power and authority permitted by law, and without limiting its authority and powers, the General Partner, shall have the right, if, as and when it deems necessary or appropriate, on behalf of the Partnership, subject only to the terms and conditions of this Agreement:

            (i) To acquire, operate, maintain, and improve (including capital expenditures of, any type) the Project in such manner and on such terms and conditions as the General Partner shall deem necessary or appropriate;

            (ii) To exercise for the Partnership any and all rights, privileges and powers available to the Partnership as holder of any Partnership property including, without limitation, the refinancing, replacement, renewal, consolidation, extension, modification and creation of encumbrances, mortgages and other secured indebtedness on the Partnership property or any part thereof, and the modification, cancellation, extension or waiver of instruments, rights, options, and obligations pertaining to or affecting the Partnership property or any part thereof, all upon such terms and conditions as it deems proper;

            (iii) To borrow money for Partnership purposes, and in connection with such borrowing to execute promissory note on behalf of the Partnership; to mortgage, pledge or otherwise encumber the property and assets held by the Partnership to secure the obligations of the Partnership, and in connection with any such mortgage, to grant a confession of judgment on the part of Partnership and include in such mortgage, pledge or other instrument of security, such provision a may be required by any lender;

            (iv) To consent to the initial execution, modification, renewal or extension of any obligations, whether or not secured, or of any guarantees, or of any terms or provisions of any such guaranty, or to the release of any obligers under any such guaranty; to refrain from instituting suits or actions against such obligers; and to pay or to abstain from the payment of taxes, water rents, sewer charges, assessments, mortgage payments, insurance premiums, and maintenance expenses, all at such time or times and upon such terms and conditions and under such circumstances as the General Partner, in its sole discretion, shall deem proper;

            (v) To adjust, compromise, settle or refer to arbitration any claims in favor of or against the Partnership or any nominee of the Partnership or any property held by the Partnership or its nominee, and to institute, prosecute and defend any legal proceedings or arbitration proceedings as the General Partner shall deem advisable;

            (vi) To perform or cause to be performed all of the Partnership's obligations under any agreement to which the Partnership is a party;


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            (vii) To execute, acknowledge and deliver any and all instruments in connection with any or all of the foregoing;

            (viii) To expend the capital and revenues of the Partnership in furtherance of the Partnership's business;

            (ix) To sell, transfer, assign, convey, trade, exchange, or otherwise dispose of all or any portion of the real or personal property of the Partnership upon such terms and conditions and for such consideration as the General Partner deems appropriate;

            (x) To delegate all or any of its duties hereunder and in furtherance of any such delegation to appoint, employ, or contract with any person the General Partner may in its sole discretion deem necessary, including entities owned or controlled by the General Partner (including Affiliates of the General Partner), or desirable for the transaction of the business of the Partnership, which persons may, under the supervision of the General Partner, perform any of the following or other acts or services for the Partnership as the General Partner may approve, provided, however, that the General Partner shall continue to be primarily responsible for the performance of all such obligations; serve as the Partnership's advisor and consultant in connection with policy decisions made by the General Partner; act as consultants, accountants, correspondents, attorneys, brokers, escrow agents, or in any other capacity deemed by the General Partner necessary or desirable; investigate, select and, on behalf of the Partnership, conduct relations with persons acting in such capacities and pay appropriate fees to, and enter into appropriate contracts with, or employ, or retain services performed or to be performed by, any of them in connection with the Project; and perform or assist in the performance of administrative or managerial functions necessary in the management of the Partnership;

            (xi) To terminate, modify, enforce, continue or otherwise deal with the Partnership Notes and Mortgages, to refinance or sell the Partnership property, and to take any other action with respect to agreements made between the Partnership and a lender or any Affiliate thereof;

            (xii) Generally, to possess and exercise any and all of the rights, powers and privileges of a General Partner under the laws of the State of Georgia.

      Section 5.2 Duties: The General Partner shall manage and control the Partnership, its business and affairs, and to carry out the business of the Partnership as set forth herein. The General Partner shall devote itself to the business of the Partnership to the extent it deems necessary to conduct it and shall render to the Limited Partners, whenever reasonably requested by any of them, a just and faithful account of all dealings and transactions in relation to the business of the Partnership. The General Partner shall execute such further documents and take such further action as shall be appropriate to comply with the requirements of the Act or other laws by which the Partnership is bound. The General Partner shall not be required to devote full time to such duties.

      Section 5.3 Dealings with Third Parties: All rights and powers of the Partnership generally and as specifically enumerated above, may be exercised by the General Partner and any party dealing with the Partnership may rely upon the actions of the General Partner exercising the rights and powers authorized by this Agreement. No party dealing with the General Partner in relation to this Partnership shall be obliged to see to the application of any money or property loaned, paid, or transferred to the General Partner or to see that the terms of this Partnership Agreement are complied with or to determine whether any action or failure to act on the part of the General Partner is in accordance with or authorized by the terms of this Partnership. Every instrument executed by the General Partner shall be conclusively interpreted in favor of every person acting thereon that (i) at the time of the delivery of such instrument this Partnership was in full force and effect; (ii) said instrument was issued in accordance with the terms and provisions of this Partnership; (iii) the General Partner was duly authorized and empowered to execute such instrument. The receipt given by it shall discharge said party or parties, and they shall not be bound to see to the application of any such money or property or be answerable for the loss or misapplication thereof.

      Should anyone ever question the authority of the General Partner to do any of the things provided in this Article, and thereby bind the Limited Partners, and specifically including the General Partner's authority to mortgage, pledge, or otherwise encumber the property and assets of the Partnership, except as provided in Section 5.4 herein, then and in that event, the Limited Partners do by these presents hereby name, constitute and appoint the General Partner, as their agent and attorney-in-fact, with full and complete authority to do any and all of the things specified in this Article, including, but not limited to, authority to confess judgement and waive appraisement, insofar as the same affects said constituent, or the said Partnership, or any rights or interests that it may have in any property, real, personal or mixed, to the same extant as though said constituent personally executed the said instrument, and for the further purposes and to the same extent as hereinafter set forth in Section 8.1.

      Section 5.4 Restrictions on Authority of General Partner:

            (a) In addition to other acts expressly prohibited by this Agreement or by law, the General Partner shall not have any authority to:

                  (i) do any act in contravention of this Agreement;

                  (ii) do any act which would make it impossible to carry on the ordinary business of the Partnership, except as contemplated in this Agreement;

                  (iii) execute or deliver any general assignment for the benefit of the creditors of the Partnership;

                  (iv) possess Partnership property or assign the rights of the Partnership in specific property for other than a Partnership purpose;

                  (v) admit a person as a General or Limited Partner except as otherwise provided in this Agreement; or,

                  (vi) knowingly or willingly consent to any act (except an act expressly permitted by this Agreement) which would cause the Partnership to become an association taxable as a corporation.

      (b) Without the written consent of the Partners owning a majority of the Partnership Interest, the General Partner shall not take any of the following actions on behalf or in the name of the Partnership:

                  (i) demolish or drastically alter the Project;

                  (ii) undertake any lease or other transaction outside the ordinary course of business then being conducted by the Partnership;

                  (iii) admit additional Limited Partners after the full subscription of the Limited Partnership Offering except as otherwise provided for in Article XI.

      Section 5.6 Compensation of General Partner:

            (a) General: Except as expressly provided in this Agreement, the General Partner shall receive no compensation for serving as General Partner.

            (b) Management: As compensation for its management of the Partnership business, the General Partner shall be entitled to its General Partnership Interest as set forth on Exhibit "A" and such interest shall be fully earned and nonrefundable when received.

      Section 5.7 Tax Matters Partner. The General Partner is hereby designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to fully perform hereunder, including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of the Limited Partners. The designation made in this paragraph is hereby expressly consented to by each Partner as an express condition to becoming a Partner.

                                   ARTICLE VI

                             RECORDS AND ACCOUNTING

      Section 6.1 Books of Account: The General Partner shall keep or cause to be kept complete and true books of account of the Partnership in accordance with the accounting method followed by the Partnership for Federal income tax purposes and otherwise in accordance with sound accounting principles and procedures applied on a consistent basis, which shall reflect all Partnership transactions and shall be appropriate and adequate for the Partnership's business. Such books of account, records and documents of the Partnership shall be kept at the principal place of business of the Partnership and each Limited Partner and his authorized representatives shall have at all times, during normal business hours and upon reasonable notice, free access to and the right to inspect and copy, at his expense, such books of account.

      Section 6.2 Financial Reports:

            (a) As soon as practicable after the close of each fiscal year, but in no event later than 75 days after the close of any such year, the General Partner shall deliver to each Partner an annual financial unedited report of the Partnership for such fiscal year, including a balance sheet, a profit and loss statement and a statement showing distributions to the Partners and allocations to the Partners of Partnership Profits or Losses (i.e., taxable income, gains, losses, deductions, credits and items of tax preference), and such other information as is reasonably available to the Partnership which may be helpful in determining the amount of taxable income to be included by each Partner in his federal, state and local income tax returns for such year. Such annual statement shall also be provided to any person who was a Partner at any time during the year covered by such annual statements.

            (b) The General Partner shall came the Partnership's accountants to prepare or review the federal, state and local tax returns of the Partnership for each fiscal year and shall timely file such returns and such returns shall be completed on the method of tax accounting deemed appropriate by the General Partner in accordance with Section 6.5.

      Section 6.3 Fiscal Year: The fiscal year of the Partnership for both reporting and federal income tax purposes shall begin with the first day of January and end on the 31st day of December in each calendar year.

      Section 6.4 Banking: The funds of the Partnership shall be deposited in such bank or banks as the General Partner shall deem appropriate. Such funds shall be withdrawn only by the General Partner or its duly authorized agents. All deposits and other funds not needed in the operations of the business of the Partnership may be deposited in interest-bearing accounts or invested in short-term United States Government or other governmental (state or local) obligations or in certificates of deposit, master notes or other evidences of indebtedness or "Money-Market Funds.

      Section 6.5 Accounting Decisions and Tax Elections: All decisions as to accounting matters and tax elections, except as specifically provided to the contrary herein, required or permitted to be made by the Partnership shall be made by the General Partner in its sole discretion. Such decisions may be based on the advice of the Partnership's accountants, upon which the General Partner may rely.

                                  ARTICLE VII

              LIABILITY AND INDEMNIFICATION OF THE GENERAL PARTNER

      Section 7.1 Return of Capital Contribution: Anything in this Agreement to the contrary notwithstanding, the General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

      Section 7.2 Liability for Actions or Omissions: The General Partner shall nor be liable, responsible or accountable in damages or otherwise to any of the Partners or the Partnership for any act or omission of the General Partner, or any of them, in good faith on behalf of the Partnership and in a manner reasonably believed by the General Partner to be within the scope of the authority granted to the General Partner by this Agreement. The foregoing shall not relieve the General Partner of liability for fraud, gross negligence or wilful misfeasance.

      Section 7.3 Indemnification by Partnership:

            (a) The Partnership shall and hereby does indemnify, defend and save harmless the General Partner from and against any claim, loss, expense, liability, action or demand incurred by the General Partner in respect of any omission to act or of any act performed by the General Partner, in the good faith belief that it was acting or refraining from acting within the scope of its authority under this Agreement, on behalf of the Partnership or in furtherance of the Partnership's interests, including, without limitation, reasonable fees and expenses of litigation and appeal (including, without limitation, reasonable fees and expenses of attorneys engaged by the General Partner in defense of such act or omission).

            (b) The General Partner shall not be entitled to any indemnity for any loss sustained or fees or expenses incurred by a General Partner by reason of the fraud, gross negligence or willful misfeasance of a General Partner.

                                  ARTICLE VIII

                               POWER OF ATTORNEY

      Section 8.1 Appointment:

            (a) Each Limited Partner hereby makes, constitutes and appoints the General Partner, and any successor General Partner, with full power of substitution and resubstitution, his or its true and lawful attorney-in-fact for him and in his name, place and stead and for his use and benefit, from time to time:

                  (i) To file and record this Agreement and any separation Certificate or amended Certificate which is required to be filed or which the General Partner deems it is advisable to file;

                  (ii) To make, file and record, all agreements amending this Agreement, as now or hereafter amended, that may be appropriate to reflect or effect, as the case may be,

                        (A) a change of the name or the location of the principal place of business of the Partnership;

                        (B) the Transfer or acquisition of any Interests by a Limited Partner or a General Partner in any manner permitted by this Agreement;

                        (C) a person becoming a substituted Limited Partner of the Partnership as permitted by this Agreement;

                        (D) a change in any provision of this Agreement effected by the exercise by any person of any right or rights hereunder; and

                        (E) the dissolution of the Partnership pursuant to this
Agreement:

                  (iii) To make such certificates, instruments and documents as may be required by, or may be appropriate under Georgia law in connection with the use of the name of the Partnership by the Partnership; and

                  (iv) To make such certificates, instruments and documents as such Limited Partner may be required, or as may be appropriate for such Limited Partner to make, by Georgia law to reflect:

                        (A) a change of name or address of such Limited Partner;

                        (B) any changes in or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in this Section; and

                        (C) any other changes in or amendments of this Agreement in accordance with Section 15.1 hereof;

                  (v) To make, file and record amendments of the Partnership Agreement to comply with any requirements of the Code, or the regulations promulgated thereunder, provided the same does not materially adversely affect the rights of the Limited Partners.

                  (vi) To make, file and record any documents which may be required in connection with borrowings by the Partnership, including, without limitation, documents required by financial institutions, and including correction of or insertions to any document executed by a Limited Partner.

                  (vii) To make, file and record any documents which may be required in connection with any filings with federal or state securities commissions or other federal or state authorities; and

                  (viii) To make, file and record any instrument which the General Partner deems to be in the best interests of the Partnership to file and which is not inconsistent with the provisions of this Agreement.

            (b) Each of the agreements, certificates, instruments and documents made pursuant to Section 8.1(a) shall be in such form as the General Partner and counsel for the Partnership shall deem appropriate. The power conferred by this Article to make agreements, certificates, instruments and documents, shall be deemed to include without limitation the powers to sign, execute, acknowledge, swear to, verify, deliver, file, record or publish the same.

            (c) Each Limited Partner authorizes the General Partner as such attorney-in-fact to take any further action which such General Partner shall consider necessary or advisable in connection with any action taken pursuant to this Section 8.1 hereby giving such General Partner as such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about any action taken pursuant to this Section 8.1, as fully as such Limited Partner might or could do if personally present, and hereby ratifying and confirming all that the General Partner as such attorney-in-fact shall lawfully do or cause to be done by virtue of this Section 8.1, provided, however, that the power and authority granted in this Article VIII shall not include the power or authority to vote on behalf of a Limited Partner if it is granted by this agreement or by the Act and is not otherwise precluded by this Agreement.

      Section 8.2 Irrevocability; Manner of Exercise: The power of attorney granted pursuant to Section 8.1:

            (a) is a special power of attorney coupled with an interest and is irrevocable;

                  (b) may be exercised by a General Partner as such attorney-in-fact, by listing all of the Limited Partners executing any agreement, certificate, instrument or document with the single signature of such General Partner acting as attorney-in-fact for all of them;

                  (c) shall survive the Transfer by a Limited Partner of the whole or a portion of his Interests, except that where the purchaser, transferee or assignee thereof with the consent of the General Partner is admitted as a substituted Limited Partner, the power of attorney shall survive the Transfer for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and swear to and file any such agreement, certificate, instrument or document necessary to effect such substitution; and

                  (d) shall, to the extent permitted under the laws of the domicile of such Limited Partner, survive the death, incapacity or incompetency of the Limited Partner.

                                   ARTICLE IX

                                LIMITED PARTNERS

      Section 9.1 Negative Covenant: No Limited Partner shall be:

            (a) Allowed to take part in the management or control of the Partnership affairs, or to sign for or bind the Partnership, such power to vest solely and exclusively in the General Partner;

            (b) Entitled to be paid any salary or to have a Partnership drawing account;

            (c) Withdraw or reduce his Capital Contribution except as a result of the dissolution of the Partnership or as otherwise provided by law;

            (d) Cause the termination or dissolution of the Partnership by consent or otherwise (including by consent under O.C.G.A. Section 14-9-801(2), as may be amended from time to time) such right being specifically waived by the Limited Partners; or

            (e) Demand or receive property other than cash in return for his Capital Contribution.

      Section 9.2 Representations and Warranties:

            (a) Each Limited Partner warrants and represents that (i) he is acquiring his Limited Partnership Interests in the Partnership for investment purposes only and exclusively for his own account, and that he has no agreement, understanding, arrangement or intention to divide or share ownership of his Limited Partnership Interests with anyone else or to resell, transfer or dispose of all or any portion of such Interests to any other person, and (ii) he has either (a) an individual net worth, or joint net worth with his spouse (exclusive of houses, home furnishings and personal automobiles) which is in excess of $l,000,000, and (b) individual income in excess of $200,000 for the two most recent year and for foreseeable future tax years (without taking into account the effect of any acquisition of the Partnership Interests).

            (b) Each Limited Partner acknowledges:

                  (i) that he and/or his purchaser representative (if any) have such knowledge and experience in financial and business matters that he is or they are capable of evaluating the merits and risks of the investment involved in the purchase of a Limited Partnership Interest in the Partnership and has so evaluated same;

                  (ii) that he is aware that this investment is speculative and represents a substantial risk of loss;

                  (iii) that he is able to bear the economic risk of such investment, even if it involves a complete loss of this investments;

                  (iv) that in connection with his purchase of Limited Partnership Interests in the Partnership, he has been fully informed as to the circumstances under which he is required to take and hold such Limited Partnership Interests pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), and applicable state securities or "Blue Sky" laws; and

                  (v) that the General Partner has informed him that his Limited Partnership Interests are not registered under the Securities Act or any Blue Sky law and may not be transferred, assigned or otherwise disposed of unless such Limited Partnership Interests are subsequently registered under the Securities Act and any applicable Blue Sky laws, or exemptions from such registration requirement are then available.

            (c) Each Limited Partner understands:

                  (i) that the Partnership and the General Partner is under no obligation to register such Limited Partnership Interests under the Securities Act or under any Blue Sky law or to comply with any applicable exemption under the Securities Act or under the Blue Sky law with respect to such Limited Partnership Interests; and

                  (ii) that the Partnership will not be required to supply him with any information necessary to enable him to make a sale of such Limited Partnership Interests pursuant to Rule 144 under the Securities Act (assuming such Rule is applicable and is otherwise available to him with respect to such Limited Partnership Interests).

                                   ARTICLE X

                           CHANGES IN GENERAL PARTNER

      Section 10.1 Voluntary Withdrawal: Unless a General Partner which is not a corporation will remain upon and after the Voluntary Withdrawal of another General Partner, a General Partner shall not have the right to Voluntary Withdraw from the Partnership unless the General Partner seeking to Voluntary Withdraw finds a person or entity willing to accept the responsibility of the management and control of the Partnership as a substitute General Patter entitled to the fees and allocations as to which that General Partner is entitled pursuant to Article IV, and nominates such person for approval by the Partners where (i) such proposed successor General Partner has had or employs persons who have had substantial experience in real estate in general, (ii) the Partnership would not cease to be classified as a partnership for federal income tax purposes if such proposed successor General Partner became a General Partner of the Partnership, (iii) the withdrawal of a General Partner and his replacement by the successor would not result in termination of the Partnership pursuant to Section 708(b) of the Code. A nomination shall be approved if, within ninety (90) days after mailing the nomination, the General Partner receives written approval (including a facsimile, telegraph or telex message) from a majority of all Partners. A General Partner may Voluntary Withdraw from the Partnership even if the person nominated as successor General Partner is not approved by the Partners provided (a) the General Partner advises the Partners when nominating a successor General Partner that it will Voluntary Withdraw whether or not the successor General Partner is approved, and (b) the date of retirement, which shall be specified in the aforesaid notice, is not less than 120 days after the mailing of the aforesaid notice.

      If a General Partner Voluntarily Withdraws from the Partnership other than in accordance with the foregoing provisions or if, in any such Voluntary Withdrawal, the conditions in (i) through (iii) of this Section are not satisfied, then

            (a) the measure of the damages resulting from such retirement shall be the after-tax effects on the Partners of any reclassification of the Partnership as an association taxable as a corporation for federal income tax purposes or from any termination of the Partnership under Section 708(b) of the Code resulting from such retirement and the reasonable expenses of defending against a reclassification or alleged termination of the Partnership for federal income tax purposes resulting from such retirement; and

            (b) the withdrawing General Partner shall be entitled only to such distributions under Article IV hereof as have become due and are unpaid on such retirement date. Thereafter, it shall have no right to any distributions of any kind from the Partnership absent an express agreement to the contrary.

      Section 10.2 Admission of General Partner: No person shall be admitted as a substitute or additional General Partner without the prior written consent of all General Partners.

                                   ARTICLE XI

                       TRANSFER OF PARTNERSHIP INTERESTS

ATTENTION GEORGIA RESIDENTS

"THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE IN PART ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

      Section 11.1 Transfer of Partnership Interest of General Partner: A General Partner may transfer, whether voluntarily or by operation of law, at judicial sale or otherwise, pledge, hypothecate or grant a security interest in all or any portion of his Partnership Interest, but no person acquiring or succeeding the such interest shall become or have the right to become a substitute or additional General Partner except as provided in Article X.

      Section 11.2 Transfer of Limited Partners' Interest: The Withdrawal of a Limited Partner, the admission of a Limited Partner or the assignment by a Limited Partner of his interests shall not dissolve or terminate the Partnership.

            (a) Requirement for Transfer: Except as otherwise provided in Sections 11.2(b), 11.3 and 11.4, a Limited Partner or the transferee of a Limited Partner may transfer all or part of his Interests, provided, unless otherwise consented to by the General Partner, (i) that the transferee, if an individual, is at least 21 years of age, (ii) that the transferee executes an instrument reasonably satisfactory to the General Partner accepting and adopting the provisions and agreements set forth herein, and (iii) the General Partner shall consent to such Transfer, which consent may be given or withheld in the General Partner' sole discretion, provided, however, that such consent shall be withheld if the transferor Limited Partner (other than a transferor Limited Partner who is also a General Partner) does not obtain a legal opinion, acceptable to counsel for the Partnership, that (1) such Transfer would not result in the close of the Partnership's taxable year with respect to all Partners, impair the ability of the Partnership to be taxed as a partnership, cause the termination of the Partnership within the meaning of Section 708(b) of the Code, or cause the termination of its status as a partnership under the Code, and (2) such Transfer does not violate any provision of any Federal or state securities law.

            (b) Requirement for Substitute: No transferee of the whole or a portion of a Limited Partner's Limited Partnership Interest shall have the right to become a Substituted Limited Partner in place of his assignor unless and until all of the following conditions are satisfied:

                  (i) A duly executed and acknowledged written instrument of transfer approved by the General Partner has been filed with the Partnership setting forth the intention of the transferor that the transferee become a Substituted Limited Partner in his place.

                  (ii) The transferor and transferee execute and acknowledge such other instrument as the General Partner may reasonably deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the transferee of the provisions of this Agreement.

                  (iii) The written consent of the General Partner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the General Partner.

                  (iv) A reasonable transfer fee has been paid to the Partnership sufficient to cover all reasonable expenses connected with the transfer and substitution.

                  (v) An appropriate amendment of the Certificate has been duly filed and recorded. The General Partner agree to file such amendment and cause it to be recorded promptly after the conditions specified in subparagraphs (i) through (iv) above have been satisfied.

                  (vi) The Partnership has received an opinion of counsel, at the request of the General Partner, satisfactory to the Partnership and its counsel that such transfer can be made without registration under federal or state Securities Laws together with a written representation and warranty identical to the representation and warranty contained in Section 9.2 in its entirety.

            (c) The Partnership shall make an appropriate notation in the records of the Partnership describing the limitations on resale contained in section 11.2.

      Any Transfer, pledge or other disposition of the Interests made or attempted in contravention of the restrictions of this Section 11.2 is void.

      Section 11.3 Death, Bankruptcy or Incompetence of a Limited Partner: The death, bankruptcy or adjudication of incompetence of a Limited Partner will not terminate the Partnership.

            (a) In the event of the death or legal incompetency of an individual Limited Partner, except as hereinafter provided in this Section 11.3, his Representative shall succeed to his Interests and shall be liable for all the liabilities and obligations of such Limited Partner under this Agreement, but shall have the right to become a Substituted Limited Partner only in accordance with the provisions of Section 11.2. For the purpose of settling the estate of the deceased Limited Partner, the Representative shall have only such rights of a Limited Partner as are necessary for such purpose.

            (b) Upon the bankruptcy, insolvency, dissolution or other cessation to exist as a legal entity of a Limited Partner who is not an individual, the authorized representative of such entity shall have all the rights and obligations of such Limited Partner and such power as such entity possesses to constitute an assignee as a successor of such Interest and to join with such assignee in making application to substitute such assignee as a Limited Partner.

      Section 11.4 Effectiveness of Transfer:

            (a) The Transfer by a Limited Partner or a transferee of a Limited Partner, with the consent of the General Partner, of all or part of his Interests shall become effective on the first day of the month following receipt by the General Partner of evidence of such Transfer in form and substance reasonably satisfactory to the General Partner and a transfer fee sufficient to cover all reasonable expenses of the Partnership connected with such Transfer, and provided that the General Partner have consented to such Transfer in accordance with Section 11.2; provided further that the General Partner may, in their sole discretion, establish an earlier effective date for the Transfer if requested to do so by the transferor or transferee.

            (b) No Transfer of Partnership Interests or any part thereof which is in violation of this Article shall be valid or effective and the Partnership shall not recognize the same for the purposes of allocating Profits and Losses, making distributions of Distributable Cash or Sale or Refinancing Proceeds, return of Capital Contribution or other distribution with respect to such Partnership Interests, or part thereof. The Partnership may enforce the provisions of this Article either directly or indirectly or through its agents by refusing to register or Transfer or permit the registration or Transfer on its books of any proposed Transfer not in accordance with this Article XI.

            (c) The Partnership shall, from such time as Partnership Interests are registered in the name of the transferee on the Partnership's books in accordance with the above provisions, pay to the transferee all further distributions or other compensation by way of income or return of capital, on account of the Partnership Interest transferred. Until the registration or Transfer on the Partnership's books, the General Partner may proceed as if no Transfer has occurred.

      Section 11.5 Purchase of Interest by General Partner: If a General Partner acquires an Interest as a Limited Partner, said General Partner shall, with respect to such Interest, enjoy all of the rights and, except as provided in
Section 11.2(a), be subject to all of the obligations and duties of a Limited Partner, provided, however, a General Partner shall not acquire directly or indirectly (within the meaning of Section 318 of the Code) such Interests, if such acquisition would give the General Partner eighty (80%) per cent or more (but less than one hundred (100%) per cent) of the Interests owned by Limited Partners, and provided further that such acquisition of such Interests shall not reduce any liability of such General Partner under this Agreement.

                                  ARTICLE XII

                     DISSOLUTION AND SUCCESSOR PARTNERSHIP

      Section 12.1 Dissolution of Partnership: The Partnership shall dissolve on October 1, 2020, or upon the earlier occurrence of any of the following events:

            (a) the Involuntary Withdrawal of the General Partner if no General Partner remains after such Involuntary Withdrawal or an event of Voluntary Withdrawal in respect of any General Partner unless there remains a General Partner of the Partnership after the Voluntary Withdrawal or all of the remaining Partners agree in writing within ninety (90) days after such event of Voluntary Withdrawal to continue the business of the Partnership and to the appointment of one (1) or more General Partners, if necessary;

            (b) upon the mutual agreement of the General Partner and Limited Partners having an aggregate Limited Partner Percentage of at least seventy-five (75%) percent setting forth their determination that the Partnership should be dissolved;

            (c) the sale or other disposition of the Project, unless the Partnership receives therefrom a purchase money note or unless the disposition involves a like-kind exchange of property in which events the Partnership shall continue until the note is fully paid or the property received in exchange is sold or otherwise disposed of without receipt of a purchase money note or an exchange of property; or

            (d) The vote of the Partners owning a majority of the Partnership Interest to remove the General Partner "for cause" unless the Limited Partners owning a majority of the Limited Partnership Interest also elect to admit one or more substitute General Partners and to continue the business of the Partnership. For the purpose of this sub-section (d), "for cause" shall mean (i) willful and continuing or repeated failure or refusal by the General Partner to perform substantial duties, or (ii) material abuse of office or malfeasance or gross negligence by the General Partner, or if the General Partner should be convicted of, plead guilty to, or confess to fraud, misappropriation, embezzlement or commission of any felony in connection with Partnership property or the Partnership; or

            (e) otherwise by operation of law.

      Section 12.2 Successor Partnership: If the Partnership is dissolved or to be dissolved by reason of the Voluntary Withdrawal of all of the General Partner, and any Limited Partner shall deliver to each of the other

Limited Partners within Thirty (30) days of such Voluntary Withdrawal, a written notice demanding that a meeting of Limited Partners be held at the principal place of business of the Partnership at the time set forth in such notice (which shall be not less than ten (10) nor more than thirty (30) days after the date of such notice), the Limited Partners shall hold such meeting. Limited Partners attending such meeting, either in person or by proxy, and having an aggregate Limited Partner Percentage of not less than one-hundred (100%) percent of the Limited Partnership Percentage held by Limited Partners may continue the business of the Partnership and reconstitute the Partnership as a successor limited partnership with a new General Partner having the capacity to serve as such and who is able to meet any requirements then imposed by the Code or any rulings or regulations thereunder with respect to General Partner of limited partnerships in order that the Partnership not become an association taxable as a corporation. If such Limited Partners shall exercise such right to continue the business of the Partnership, the person appointed by them as the new General Partner and each of the Limited Partners shall execute an Agreement of Limited Partnership and shall cause to be filed a Certificate of Limited Partnership. Both the Certificate and Agreement of Limited Partnership shall contain substantially the same provisions as those contained herein, except that the new General Partner shall be allocated such share of the profits, losses and distributions of the Partnership or shall be paid such fees, as the Limited Partners appointing such new General Partner shall determine. Such new General Partner shall indicate his acceptance of the appointment by the execution of each of such Certificate and Agreement of Limited Partnership.

                                  ARTICLE XIII

                           LIQUIDATION OF PARTNERSHIP

      Section 13.1 Procedure: Unless the business of the Partnership is continued pursuant to Section 12.2, upon the dissolution of the Partnership, the General Partner or the person required by law to wind up the Partnership's affairs shall cause the cancellation of this Agreement and the following shall be accomplished:

            (i) a statement setting forth the assets and liabilities of the Partnership as at the date of dissolution shall be prepared by the Partnership's accountant or firm of accountants and such statement shall be furnished to all of the Partners;

            (ii) the assets of the Partnership shall be liquidated as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice;

            (iii) any gain or loss realized by the Partnership upon the sale or other disposition of its property and assets shall be allocated among the Partners as provided in Article IV.

      Section 13.2 Distribution Upon Dissolution: The proceeds of sale and all other assets of the Partnership shall be applied and distributed as follows, and in the following order of priority:

            (i) First, to the creditors of the Partnership (including the General Partner and Affiliates thereof) in payment of the unpaid Liabilities of the Partnership to the extent required under agreements with such creditors and the reasonable expenses of liquidation;

            (ii) Second, to the setting up of any reserves which the General Partner or the person required by law to wind up the Partnership's affairs may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership's business. Said reserves may, in the discretion of the General Partner or the person required by law to wind up the Partnership's affairs, be paid over to an escrow agent selected by them to be held by it as escrowee for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, to the expiration of such period as the General Partner shall deem advisable, to distribute the balance thereafter remaining as hereinafter provided in this section;

            (iii) Third, to the Partners in the same manner as is provided for with respect to distribution of Capital Cash flow in Article IV.

                                  ARTICLE XIV

                              PARTNER'S ACTIVITIES

      Any Limited Partner, the General Partner, any Affiliate, any shareholder, officer, director or employee thereof may, notwithstanding the existence of this Agreement, engage in or possess an interest in any other business or venture of every nature and description, independently or with others including, but not limited to, the ownership, financing, leasing, operation, management, brokerage and development of real property, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto. Neither this Partnership Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner or any Limited Partner from engaging in such activities, or require the General Partner to permit the Partnership or any Limited Partner to participate in any such activities and as a material part of the consideration for the General Partner's execution hereof and admission of each Limited Partner, each Limited Partner hereby waives, relinquishes and renounces any such right or claim of participation. Neither the Partnership nor any General or Limited Partner shall have the right to the income of proceeds derived from any party's other business interest, even if that business interest is competitive with the Partnership business and such business interest shall not be deemed wrongful or improper.

                                   ARTICLE XV

                               GENERAL PROVISIONS

      Section 15.1 Amendments:

            (a) Amendments may be made to this Agreement from time to time by the General Partner without the consent of the Limited Partners:

                  (i) to add to the representations, duties or obligations of the General Partner

                  (ii) to cure any ambiguity or correct or supplement any provision hereunder which may be inconsistent with any other provision hereunder;

                  (iii) to delete or add any provision to this Agreement required or requested to be so deleted or added by the Internal Revenue Service, staff of the Securities and Exchange Commission, or any other Federal Agency or by any state "Blue Sky" Commissioner or similar such official, or any lender (other than the General Partner or an Affiliate thereof) or surety even though such deletion or addition may adversely affect rights of Limited Partners (but no change in the rights of Limited Partners to profits, losses or cash distributions or to make Capital Contributions shall be made without the consent of all Limited Partners);

                  (iv) to modify the allocation provisions in Articles III and IV to comply with final Regulations subsequently issued by the Treasury Department. The intent of such change will be to conform as closely as practical with the present provisions Articles III and IV.

            (b) Except as otherwise provided herein this Agreement may be modified or amended only with the written consent of the General Partner and Limited Partners owning at least fifty one (51%) per cent of the Limited Partnership Interests.

            (c) Notwithstanding any provisions of the preceding paragraphs to the contrary, no modification or amendment of this Agreement, without the prior written consent of all the Partners, shall:

                  (i) enlarge, detract from or otherwise modify the purposes of the Partnership, or the character of its business, as set forth in Section 1.7;

                  (ii) impose or create any new or additional liability on any Limited Partner or enlarge the obligations of any Partner or make contributions to the capital of the Partnership as provided in this Agreement;

                  (iii) enlarge, detract from or otherwise modify any obligations of the General Partner as provided in this Agreement;

                  (iv) alter the order of distribution and the allocations of distributions and profits and losses set forth in this Agreement;

                  (v) alter the Partnership in such a manner as will result in the Partnership no longer being classified as a "Partnership" for Federal income tax purposes; or

                  (vi) modify or amend this Section 15.1 or any other provision of this Agreement which requires the consent, action or approval of the Limited Partners.

            (d) If this Agreement shall be amended as a result of adding or substituting a Limited Partner, the amendment to this Agreement shall be signed by all General Partners and by the person to be substituted or added (or his attorney-in-fact) and, if a Limited Partner is to be substituted, by the assigning Limited Partner or his attorney-in-fact. If this Agreement shall be amended to reflect the designation of an additional or successor General Partner, such amendment shall be signed by all General Partner and by such additional or successor General Partner. If this Agreement shall be amended to reflect the withdrawal of a General Partner and the business of the Partnership is continued, such amendment shall be signed by the remaining or successor General Partner.

            (e) In making any amendments, the General Partner shall prepare all required documentation and make all official filings and publications as are required by its undertakings and the other persons affected by such amendment shall cooperate with the General Partner to the extent reasonably necessary to enable the General Partner to meet their obligations.

      Section 15.2 Complete Agreement: This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth in this Agreement and in the other agreements referred to in this Section 15.2.

      Section 15.3 Meetings and Voting: All decision and action of the Partnership may be taken by the Partners entitled to participate therein by submitting notices to the Partners entitled to participate in such decisions or actions and obtaining the written consent of the requisite number of percentage of Partners. There shall be no meetings of the Partnership, except pursuant to
Section 12.2 hereof.

      Section 15.4 Notices: Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered and given for all purposes
(a) if delivered personally to the party or to an officer of the party to whom the same is directed, or (b) whether or not the same is actually received, if sent by registered or certified mail, postage and charges Prepaid, addressed:
(i) if to a General Partner, to his address set forth in Section 1.5 or to such other address as the General Partner may from time to time specify by written notice to the Partners, and (ii) if to a Limited Partner, at such Limited Partner's address set forth on the signature pages hereto, or to such other address as such Limited Partner may from time to time specify by written notice to the General Partner. Any such notice shall be deemed to be given as of the date so delivered, if delivered personally, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United Stares mail, addressed and sent as aforesaid. Any such notice may at any time be waived by the person entitled to receive such notice.

      Section 15.5 Counterparts: This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart, except that no counterpart shall be binding unless signed by all General Partner.

      Section 15.6 Section Headings: The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions hereof.

      Section 15.7 Pronouns and Plurals: All pronouns used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons, or entity or entities, may require in the context, and the singular form of nouns, pronouns and verbs shall include the plural, and vice versa, whichever the context may require.

      Section 15.8 Successors: Subject to the limits on transferability and assignability contained in this Agreement, each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding, upon and inure to the benefit of the successors, heirs, and assigns of the respective parties hereto.

      Section 15.9 Applicable Law: This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia and the Georgia Revised Uniform Limited Partnership Act, without regard to the choice of law principles thereof, as now in effect shall govern and supersede any provision of this Agreement which would otherwise be in violation of such Act.

      Section 15.10 Time of Essence; Number of Days. Time is of the essence in this Agreement. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

      Section 15.11 Severability: Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

      Section 15.12 Waiver of Action for Partition: Each of the Partners irrevocably waives during the term of the Partnership and during the period of its liquidation following any dissolution, any right that such Partner may have to maintain any action for partition with respect to any of the assets of the Partnership.

      Section 15.13 Interpretation. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision.

      IN WITNESS WHEREOF, the General Partner has executed this Agreement as of the day and year first written. Each of the Limited Partners has executed this Agreement by a separate Limited Partner's signature page hereto.

                                            GENERAL PARTNER:

                                            Little Rock Lodging Associates, Inc.

                                            By: /s Robert S. Cole
                                               ---------------------------------
                                               Robert S. Cole
                                               President

                                            Attested:

                                               s/ Robert M. Flanders
                                               ---------------------------------
                                               Robert M. Flanders
                                               Secretary

             Little Rock Lodging Associates I, Limited Partnership

                                   EXHIBIT A

                                                                       CAPITAL
GENERAL PARTNER:                                    UNITS           CONTRIBUTION
----------------                                    -----           ------------

Little Rock Lodging Associates, Inc.,                 1             $   18,935
an Arkansas corporation
c/o Impac Hotel Group
The Lenox Building - Suite 1220
3399 Peachtree Road N.E
Atlanta, Georgia 30326

LIMITED PARTNERS

Impac Hotel Development, Inc.,                       28             $  530,180
a Delaware corporation
c/o Impac Hotel Group
The Lenox Building - Suite 1220
3399 Peachtree Road N.E
Atlanta, Georgia 30326

House Family Limited Partnership,                     5             $   94,675
a Kentucky limited partnership
c/o Earnest Matt House, General Partner
510 South Main Street
London, Kentucky 40741

ProTrust Properties V, Ltd.,                         60             $1,136,100
a Kentucky limited partnership
771 Corporate Dr.- Suite 101
Lexington, KY 40503
c/o ProTrust
3399 Peachtree Road - Suite 2000
Atlanta, Georgia 30326

RFG Associates XIII,                                  5             $   94,675
a New York general partnership
c/o Mr. Mark Paganelli
190 Linden Oaks Drive - Suite B
Rochester, New York 14625

                                                                       CAPITAL
                                                    UNITS           CONTRIBUTION
                                                    -----           ------------

Echota Fabrics, Inc.,                                 1              $  18,935
a Georgia corporation
c/o Joel Ostuw
1394 U.S. 41 North
Calhoun, Georgia 30701

                        LIMITED PARTNER'S SIGNATURE PAGE

      1. The undersigned specifically adopts and approves each and every provision of the Agreement of Limited Partnership of Little Rock Lodging Associates I. Limited Partnership to which this Signature Page is attached, including, but not by way of limitation, the power of attorney to the General Partner.

      2. The undersigned acknowledges that until his Signature Page has been executed by the General Partner and attached to a master copy of the Agreement of Limited Partnership, there will be no acceptance of the undersigned as a Limited Partner. Upon execution of this Signature Page by the General Partner, the undersigned will become a Limited Partner.

      3. This Signature Page has been executed in duplicate by the undersigned and one executed copy of this Signature Page will be attached to the undersigned's copy of the Agreement of Limited Partnership. It is agreed that the other executed copy of this Signature Page may be attached to a master copy of the Agreement of Limited Partnership together with the Signature Pages which may be executed by other persons.

      4. Under penalties of perjury, the undersigned certifies that (i) the number shown on this form is the undersigned's correct taxpayer identification number, (ii) the undersigned is not subject to backup withholding because (A) the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends or (B) the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding and (iii) the undersigned is not a foreign person within the meaning of sections 1445 and 1446 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      IN WITNESS WHEREOF, this Signature Page has been executed by the undersigned this 7th day of October, 1996.

                                                 LIMITED PARTNER:


                                                 /s/ Joel Ostuw
                                                 -------------------------------
                                                 Signature

                                                 Joel Ostuw/Echota Fabrics, Inc.
                                                 -------------------------------
                                                 Name, Printed or Typed

ACCEPTED:

Little Rock Lodging Associates, Inc.,            -------------------------------
 General Partner                                 Street Address


By: /s/ Robert S. Cole
   ----------------------------------            -------------------------------
                                                 City, State and Zip Code
Title:
      -------------------------------            -------------------------------
                                                 Taxpayer Identification Number
Date:
     --------------------------------

                        LIMITED PARTNER'S SIGNATURE PAGE

      1. The undersigned specifically adopts and approves each and every provision of the Agreement of Limited Partnership of Little Rock Lodging Associates I. Limited Partnership to which this Signature Page is attached, including, but not by way of limitation, the power of attorney to the General Partner.

      2. The undersigned acknowledges that until his Signature Page has been executed by the General Partner and attached to a master copy of the Agreement of Limited Partnership, there will be no acceptance of the undersigned as a Limited Partner. Upon execution of this Signature Page by the General Partner, the undersigned will become a Limited Partner.

      3. This Signature Page has been executed in duplicate by the undersigned and one executed copy of this Signature Page will be attached to the undersigned's copy of the Agreement of Limited Partnership. It is agreed that the other executed copy of this Signature Page may be attached to a master copy of the Agreement of Limited Partnership together with the Signature Pages which may be executed by other persons.

      4. Under penalties of perjury, the undersigned certifies that (i) the number shown on this form is the undersigned's correct taxpayer identification number, (ii) the undersigned is not subject to backup withholding because (A) the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends or (B) the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding and (iii) the undersigned is not a foreign person within the meaning of sections 1445 and 1446 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      IN WITNESS WHEREOF, this Signature Page has been executed by the undersigned this 8th day of October, 1996.

                                              LIMITED PARTNER:
                                              RFG Associates III
                                              By: JML Associates.


                                              /s/ Mark Paganelli, Vice President
                                              ----------------------------------
                                              Signature

                                              Mark Paganelli
                                              ----------------------------------
                                              Name, Printed or Typed

ACCEPTED:

                                              190 Linden Oaks Drive
Little Rock Lodging Associates, Inc.,         ----------------------------------
  General Partner                             Street Address

By: /s/ Robert S. Cole                        Rochester, New York 14625
   ----------------------------------         ----------------------------------
                                              City, State and Zip Code

Title: President                              Applied For
      -------------------------------         ----------------------------------
                                              Taxpayer Identification Number
Date: Oct 8, 1996
     --------------------------------

                        LIMITED PARTNER'S SIGNATURE PAGE

      1. The undersigned specifically adopts and approves each and every provision of the Agreement of Limited Partnership of Little Rock Lodging Associates I. Limited Partnership to which this Signature Page is attached, including, but not by way of limitation, the power of attorney to the General Partner.

      2 The undersigned acknowledges that until his Signature Page has been executed by the General Partner and attached to a master copy of the Agreement of Limited Partnership, there will be no acceptance of the undersigned as a Limited Partner. Upon execution of this Signature Page by the General Partner, the undersigned will become a Limited Partner.

      3. This Signature Page has been executed in duplicate by the undersigned and one executed copy of this Signature Page will be attached to the undersigned's copy of the Agreement of Limited Partnership. It is agreed that the other executed copy of this Signature Page may be attached to a master copy of the Agreement of Limited Partnership together with the Signature Pages which may be executed by other persons.

      4. Under penalties of perjury, the undersigned certifies that (i) the number shown on this form is the undersigned's correct taxpayer identification number, (ii) the undersigned is not subject to backup withholding because (A) the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends or (B) the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding and (iii) the undersigned is not a foreign person within the meaning of sections 1445 and 1446 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      IN WITNESS WHEREOF, this Signature Page has been executed by the undersigned this 1 day of October, 1996.

                                                 LIMITED PARTNER:


                                                 /s/ Robert M. Flanders
                                                 -------------------------------
                                                 Signature

                                                 Robert M. Flanders
                                                 -------------------------------
                                                 Name, Printed or Typed

ACCEPTED:

                                                 3445 Peachtree Rd NE
Little Rock Lodging Associates, Inc.,            -------------------------------
  General Partner                                Street Address


By: /s/ Robert S. Cole                           Atlanta, GA 30326
   ----------------------------------            -------------------------------
                                                 City, State and Zip Code

Title: President                                 [ILLEGIBLE]
      -------------------------------            -------------------------------
                                                 Taxpayer Identification Number
Date: Oct 8, 1996
     --------------------------------

                        LIMITED PARTNER'S SIGNATURE PAGE

      1. The undersigned specifically adopts and approves each and every provision of the Agreement of Limited Partnership of Little Rock Lodging Associates I. Limited Partnership to which this Signature Page is attached, including, but not by way of limitation, the power of attorney to the General Partner.

      2 The undersigned acknowledges that until his Signature Page has been executed by the General Partner and attached to a master copy of the Agreement of Limited Partnership, there will be no acceptance of the undersigned as a Limited Partner. Upon execution of this Signature Page by the General Partner, the undersigned will become a Limited Partner.

      3. This Signature Page has been executed in duplicate by the undersigned and one executed copy of this Signature Page will be attached to the undersigned's copy of the Agreement of Limited Partnership. It is agreed that the other executed copy of this Signature Page may be attached to a master copy of the Agreement of Limited Partnership together with the Signature Pages which may be executed by other persons.

      4. Under penalties of perjury, the undersigned certifies that (i) the number shown on this form is the undersigned's correct taxpayer identification number, (ii) the undersigned is not subject to backup withholding because (A) the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends or (B) the internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding and (iii) the undersigned is not a foreign person within the meaning of sections 1445 and 1446 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      IN WITNESS WHEREOF, this Signature Page has been executed by the undersigned this 7 day of October, 1996.

                                          LIMITED PARTNER:

                                          HOUSE FAMILY LIMITED PARTNERSHIP


                                          /s/ Earnest Matt House GENERAL PARTNER
                                          --------------------------------------
                                          Signature

                                          EARNEST MATT HOUSE
                                          --------------------------------------
                                          Name, Printed or Typed

ACCEPTED:

                                          1195 West Laurel Road
Little Rock Lodging Associates, Inc.,     -------------------------------------
  General Partner                         Street Address


By: /s/ Robert S. Cole                    LONDON, KENTUCKY 40741
   ----------------------------------     --------------------------------------
                                          City, State and Zip Code

Title: President                          61-1278912
      -------------------------------     --------------------------------------
                                          Taxpayer Identification Number
Date: Oct 8, 1996
      -------------------------------

                        LIMITED PARTNER'S SIGNATURE PAGE

      1. The undersigned specifically adopts and approves each and every provision of the Agreement of Limited Partnership of Little Rock Lodging Associates I. Limited Partnership to which this Signature Page is attached, including, but not by way of limitation, the power of attorney to the General Partner.

      2. The undersigned acknowledges that until his Signature Page has been executed by the General Partner and attached to a master copy of the Agreement of Limited Partnership, there will be no acceptance of the undersigned as a Limited Partner. Upon execution of this Signature Page by the General Partner, the undersigned will become a Limited Partner.

      3. This Signature Page has been executed in duplicate by the undersigned and one executed copy of this Signature Page will be attached to the undersigned's copy of the Agreement of Limited Partnership. It is agreed that the other executed copy of this Signature Page may be attached to a master copy of the Agreement of Limited Partnership together with the Signature Pages which may be executed by other persons.

      4. Under penalties of perjury, the undersigned certifies that (i) the number shown on this form is the undersigned's correct taxpayer identification number, (ii) the undersigned is not subject to backup withholding because (A) the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends or (B) the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding and (iii) the undersigned is not a foreign person within the meaning of sections 1445 and 1446 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      IN WITNESS WHEREOF, this Signature Page has been executed by the undersigned this 16th day of October, 1996.

                                          LIMITED PARTNER:

                                          ProTrust Properties V, Ltd
                                          By ProTrust Holdings II, LLC


                                          /s/ Jeffrey J. Neal, Manager
                                          --------------------------------------
                                          Signature

                                          Jeffrey J. Neal
                                          --------------------------------------
                                          Name, Printed or Typed

ACCEPTED:
                                          3399 Peachtree  Rd. N.E. Suite 2050
Little Rock Lodging Associates, Inc.,     --------------------------------------
  General Partner                         Street Address


By: /s/ Robert S. Cole                    Atlanta, GA 36326
   ----------------------------------     --------------------------------------
                                          City, State and Zip Code

Title: President                          61-1308515
      -------------------------------     --------------------------------------
                                          Taxpayer Identification Number
Date: Oct 16, 1996
     --------------------------------

                                  AMENDMENT TO
                       THE LIMITED PARTNERSHIP AGREEMENT
            OF LITTLE ROCK LODGING ASSOCIATES I, LIMITED PARTNERSHIP

      This Amendment to the Limited Partnership Agreement of Little Rock Lodging Associates I, Limited Partnership (the "Limited Partnership") is made and entered into as of the 1 day of January, 1998 by and among Little Rock Lodging Associates, Inc., an Arkansas corporation, (the "General Partner") the sole general partner of the Limited Partnership and each or the limited partners whose names and signatures appear hereafter (the "Limited Partners") (collectively, with the General Partner, the "Partners"). The Partners desire to amend that certain Limited Partnership Agreement, as amended, between the General Partner and the Limited Partners, dated as or the 16th day or October, 1996 (the "Partnership Agreement").

      NOW, THEREFORE in consideration of the premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:

1. The Partnership Agreement is hereby amended by deleting Section 1.5(a) of the Partnership Agreement and replacing it with the following:

                  (a) The name and address of the General Partner of the Partnership is as follows:

                            Impac SPE #3, Inc.
                            3445 Peachtree Rd., N.E.
                            Suite 700
                            Atlanta, Georgia 30326

2. Exhibit A to the Partnership Agreement is hereby deleted and the Amendment to Exhibit A to the Partnership Agreement attached hereto is hereby approved and substituted.

      IN WITNESS WHEREOF, the General Partner and the Limited Partner have executed this Amendment to the Partnership Agreement on the date first written above.

                          [SIGNATURE PAGES TO FOLLOW]

                         GENERAL PARTNER SIGNATURE PAGE

      The undersigned specifically adopts and approve each and every provision of the Amendment to the Limited Partnership Agreement of Little Rock Lodging Associates I, Limited Partnership to which this signature page shall be attached and made a part thereof.

      IN WITNESS WHEREOF, the General Partner has executed this Agreement as of the day and year first written above. Each of the Limited Partners required to authorized this Amendment has executed this Agreement by separate Limited Partner's signature page hereto.

                                          GENERAL PARTNER:

                                          LITTLE ROCK LODGING ASSOCIATES, INC.


                                          By: /s/ Robert S. Cole
                                              ----------------------------------
                                              Robert S. Cole
                                              President


                                          SEEN AND AGREED:

                                          IMPAC SPE #3, INC.


                                          By: /s/ Robert S. Cole
                                              ----------------------------------
                                              Robert S. Cole
                                              President

                        LIMITED PARTNERS SIGNATURE PAGE

      The undersigned (i) if a party to the Partnership Agreement prior to the date of this Amendment does hereby specifically adopt and approve each and every provision of this Amendment to the Partnership Agreement of Little Rock Lodging Associates I, Limited Partnership to which this signature page shall be attached and made a part thereof and (ii) if the undersigned was not a party to the Partnership Agreement prior to the date of this amendment, the undersigned hereby agrees to become a party to the Partnership agreement and be bound by its terms.

      IN WITNESS WHEREOF, the undersigned Limited Partner has executed this Agreement as of the day and year written above. The General Partner has executed this Agreement by separate General Partner's signature page hereto.

                                          LIMITED PARTNER:

                                          IMPAC HOTEL GROUP, L.L.C


                                          By: /s/ Robert S. Cole
                                              ----------------------------------
                                              Robert S. Cole, Managing Member

                         AMENDMENT TO EXHIBIT A TO THE
                        LIMITED PARTNERSHIP AGREEMENT OF
             LITTLE ROCK LODGING ASSOCIATES I, LIMITED PARTNERSHIP

                                          Capital Contribution
                                          --------------------

Limited Partner

Impac Hotel Group, L.L.C.                 $_________________
3445 Peachtree Road
Suite 700
Atlanta, Georgia 30326

General Partner

Impac SPE, #3 Inc.                        $_________________
3445 Peachtree Road
Suite 700
Atlanta, Georgia 30326

                               AMENDMENT NO. 2 TO
                        THE LIMITED PARTNERSHIP AGREEMENT
            OF LITTLE ROCK LODGING ASSOCIATES I, LIMITED PARTNERSHIP

      This Amendment to the Limited Partnership Agreement of Little Rock Lodging Associates I, Limited Partnership (the "Limited Partnership") is made and entered into as of the 23rd day of July, 1999 by and among Impac SPE #3, Inc., an Arkansas corporation, (the "General Partner") the sole general partner of the Limited Partnership and each of the limited partners whose names and signatures appear hereafter (the "Limited Partners") (collectively, with the General Partner, the "Partners"). The Partners desire to amend that certain Limited Partnership Agreement, as amended, between the General Partner and the Limited Partners, dated as of the 16th day of October, 1996 (the "Partnership Agreement").

      NOW, THEREFORE in consideration of the premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:

1. The Partnership Agreement is hereby amended by deleting Section 1.5(a) of the Partnership Agreement and replacing it with the following:

                  (a) The name and address of the General Partner of the Partnership is as follows:

                           Lodgian Richmond SPE, Inc.
                           3445 Peachtree Rd., N.E.
                           Suite 700
                           Atlanta, Georgia 30326

2. Exhibit A to the Partnership Agreement is hereby deleted and the Amendment to Exhibit A to the Partnership Agreement attached hereto is hereby approved and substituted.

      IN WITNESS WHEREOF, the General Partner and the Limited Partner have executed this Amendment to the Partnership Agreement on the date first written above.

                           [SIGNATURE PAGES TO FOLLOW]

                         GENERAL PARTNER SIGNATURE PAGE

      The undersigned hereby specifically adopts and approves each and every provision of the Amendment to the Limited Partnership Agreement of Little Rock Lodging Associates I, Limited Partnership to which this signature page shall be attached and of which made a part.

      IN WITNESS WHEREOF, the General Partner has executed this Agreement as of the day and year written above. Each of the Limited Partners required to authorize this Amendment has executed this Agreement by separate Limited Partner's signature page hereto.

                                          GENERAL PARTNER:

                                          IMPAC SPE #3, INC.


                                          By: /s/ Robert S. Cole
                                              ----------------------------------
                                              Robert S. Cole
                                              President


                                          SEEN AND AGREED:

                                          LODGIAN RICHMOND SPE, INC.


                                          By: /s/ Robert S. Cole
                                              ----------------------------------
                                              Robert S. Cole
                                              President

                         LIMITED PARTNERS SIGNATURE PAGE

      The undersigned (i) if a party to the Partnership Agreement prior to the date of this Amendment does hereby specifically adopt and approve each and every provision of this Amendment to the Partnership Agreement of Little Rock Lodging Associates I, Limited Partnership to which this signature page shall be attached and made a part thereof and (ii) if the undersigned was not a party to the Partnership Agreement prior to the date of this amendment, the undersigned hereby agrees to become a party to the Partnership Agreement and be bound by its terms.

      IN WITNESS WHEREOF, the undersigned Limited Partner has executed this Agreement as of the day and year first written above. The General Partner has executed this Agreement by separate General Partner's signature page hereto.

                                          LIMITED PARTNER:

                                          IMPAC HOTEL GROUP, L.L.C.


                                          By: /s/ Robert S. Cole
                                              ----------------------------------
                                              Robert S. Cole, Managing Partner

                          AMENDMENT TO EXHIBIT A TO THE
                        LIMITED PARTNERSHIP AGREEMENT OF
              LITTLE ROCK LODGING ASSOCIATES I, LIMITED PARTNERSHIP

                                          Capital Contribution

Limited Partner

Impac Hotel Group, L.L.C.                 $____________________
3445 Peachtree Road
Suite 700
Atlanta, Georgia 30326

General Partner

Lodgian Richmond SPE, Inc.                $_____________________
3445 Peachtree Road
Suite 700
Atlanta, Georgia 30326